UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No. ____)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

FIRST EQUITY PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share

2)	Aggregate number of securities to which transaction applies: 10,570,944 Shares of Common Stock Outstanding

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PRELIMINARY MATERIAL

FIRST EQUITY PROPERTIES, INC.
1800 Valley View Lane, Suite 300
Dallas, Texas 75234

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934.

Approximate Date of Mailing: June 21, 2004.

We are not asking you for a proxy and you are requested not to send us a proxy.

     This Information Statement is first being furnished on or about June 21, 2004 to the holders of record as of the close of business on June 21, 2004 of shares of Common Stock, par value $0.01 per share of First Equity Properties, Inc., a Nevada corporation (the “Company” or “First Equity”). This Information Statement is furnished by the Board of Directors of the Company to inform stockholders of the Company of the recommendation and approval of the Board of Directors and one stockholder owning 7,928,208 shares of Common Stock, or approximately 75% of the 10,570,944 shares of Common Stock outstanding on June 8, 2004, which has consented in writing to the action described below. Such recommendation, approval and consent constitutes the approval and consent of such number of the total shares outstanding which is sufficient under Nevada law and the Company’s Bylaws to approve the action. There will not be a meeting of stockholders, and none is required under Nevada law because the action has been approved by written consent of the holder of 75% of the shares entitled to vote on the matter. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and regulations promulgated thereunder, including Regulation 14C and Section 78.320 Nevada Revised Statutes (the “NRS”).

     Pursuant to Rule 14c-2(b) under the Securities Exchange Act of 1934, the action approved may not be effective until at least twenty (20) calendar days after this Information Statement is sent or given to stockholders.

General

     The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s Common Stock.

     The Company will only deliver one Information Statement to multiple securityholders sharing an address unless the Company has received contrary instruction from one or more of the securityholders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any securityholder to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any securityholder or holders sharing an address to which multiple copies are now delivered. You should direct any request to the following address:

First Equity Properties, Inc.
1800 Valley View Lane, Suite 300
Dallas, Texas 75234
Attn: Investor Relations

Interest of Certain Persons and Matters Acted Upon

     No director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro-rata and in accordance with their respective interests.

APPROVAL OF 1-FOR-10 REVERSE STOCK SPLIT

     Pursuant to the requirements of NRS 78.2055, on June 7, 2004, the members of the Board of Directors of the Company proposed and recommended to the stockholders a reverse split on a 1-for-10 basis of the shares of Common Stock, par value $0.01 per share, without any adjustment to the par value per share, and without any reduction in the authorized number of shares of Common Stock at the same par value. The recommendation was submitted to the holder of approximately 75% of the outstanding Common Stock, Nevada Sea, which executed a written consent dated June 8, 2004, pursuant to NRS 78.320 adopting and approving the 1-for-10 reverse stock split of the shares of Common Stock without any change in the par value and without any reduction in the authorized number of shares of Common Stock of the Company pursuant to the Articles of Incorporation. The 1-for-10 reverse stock split is to be effective on the date (the “Effective Date”) which is the later to occur of (i) June 25, 2004, or (ii) the last day of any required waiting period under Rule 14c-2(b) under the Securities Exchange Act of 1934. A copy of the consent of stockholders approving and adopting such 1-for-10 reverse stock split is attached to this Information Statement as Appendix I.

     Under the approved action, on the Effective Date, the Company would effect a 1-for-10 reverse stock split of all of the Company’s shares of Common Stock on the basis of one new share (i.e., a “Post-Split Share”) for each ten shares presently outstanding (each an “Old Share”). Each Post-Split Share, like an existing Old Share, would continue to have a par value of $0.01 per share.

     Based upon the 10,570,944 Old Shares outstanding on the Effective Date, the 1-for-10 reverse stock split would decrease the number of outstanding shares by approximately 90%, and thereafter, approximately 1,057,095 Post-Split Shares (subject to an upward adjustment, or “round-up” for any fractional shares) would be outstanding. The 1-for-10 reverse stock split would not adversely affect any stockholder’s proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares by rounding-up to the next whole share, which may slightly increase the proportionate holdings of all stockholders other than Nevada Sea. Once implemented, each Post-Split Share will be entitled to one vote at each stockholders meeting as is the case with each currently-outstanding Old Share.

PRELIMINARY MATERIAL

No Fractional Shares; Round-Up to Whole Shares

     With the implementation of the 1-for-10 reverse stock split, no certificate or script representing any fractional share interest in Post-Split Shares will be issued, and no fractional share interest will entitle the holder thereof to vote or to any rights of a stockholder of the Company, but a holder of Old Shares shall receive, in lieu of any fraction of a Post-Split Share to which the holder would otherwise be entitled, a single, whole Post-Split Share on a “rounding-up” basis, without regard to any price. It is intended that in lieu of any fractional share interest, that the holder thereof would receive one new Post-Split Share even in the instance where, by virtue of the 1-for-10 reverse stock split, the holder thereof would only be entitled to a one-tenth of a fractional share, such one-tenth shall be and become equal to one whole Post-Split Share. No cash payment will be made to reduce or eliminate any fractional share interest. The result of this “rounding-up” process will increase slightly the holdings of those stockholders who presently hold a number of Old Shares which is not evenly divisible by ten.

No Active Trading Market

     The Company’s Old Shares of Common Stock, par value $0.01 per share, are available for trading in the over-the-counter market, but to the knowledge of management of the Company, no material trading activity in the shares has occurred since their initial issuance in 1997. The CUSIP number for the Old Shares is 320097-10-8. The Old Shares were issued pursuant to the terms of an Order Confirming Plan of Reorganization dated May 15, 1996, entered May 20, 1996, as modified by the First Modification Plan of Reorganization (collectively, the “Confirmed Plan”). The Confirmed Plan resulted from a Chapter 11 bankruptcy proceeding styled In Re: Wespac Investors Trust III, Case No. 94-00228-K11 in the United States Bankruptcy Court for the Eastern District of Washington which sought a restructuring of the assets and liabilities of Wespac Investors Trust III. Pursuant to the Confirmed Plan, the former entity was the subject of a merger with and into the Company resulting in a name-change of the entity and the issuance of the Old Shares to the former shareholders of Wespac Investors Trust III.

     The Board of Directors believes that the lack of any trading market for the Old Shares is based largely upon the significant number of shares outstanding, the impaired acceptability of the Old Shares to any institutional investors and other members of the investing public. While there is no assurance available, it is anticipated that the 1-for-10 reverse share split will create the atmosphere where the possibility might exist for some interest to develop in the Post-Split Shares, including some marketability of the Post-Split Shares. Theoretically, the number of shares of stock outstanding should not, by itself, effect the marketability of a stock, the type of investor who acquires those shares or the issuer’s reputation in the financial community. In practice, this is not necessarily the case, as many investors look upon thinly traded, low or no-priced shares (i.e., any shares that trade at less than $5 per share) as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Similarly, low share prices and no trading activity or sporadic trading activity causes reluctance of many leading brokerage firms to recommend low price stocks to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks or stocks which trade sporadically. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of such stocks unattractive to brokers from an economic standpoint. Many brokerage firms also prohibit investors from purchasing on margin shares that trade below certain prices per share or that trade sporadically.

PRELIMINARY MATERIAL

Additionally, the structure of trading commissions also tends to have an adverse impact upon the holders of low-priced stocks because the brokerage commission on the sale of a low-priced stock generally presents a higher percentage of the sales price than the commission on a relatively higher priced stock. Therefore, the present lack of trading and no quoted market price for the Old Shares adversely effects stockholders who wish to liquidate their holdings.

     The 1-for-10 reverse stock split is intended to create the atmosphere where fewer shares might be available for some market price for the Company’s Post-Split Shares that may increase investor interest and possibly eliminate resistance of brokerage firms. The Company does not have any anticipation of the price per Post-Split Share after effectuation of the 1-for-10 reverse stock split, and even with the hoped-for increase in market activity, the Post-Split Shares may still be considered low-priced or unacceptable by brokerage firms.

     To the extent the Company could raise additional capital through the issuance and sale of Post-Split Shares, the Board of Directors also believes that creating the availability of more shares through the proposed 1-for-10 reverse stock split might enhance the Company’s ability to increase capital through the issuance and sale of new Post-Split Shares, including through offerings potentially to existing stockholders. The Company currently has no plans to issue new or additional Post-Split Shares, and there are uncertainties as to whether any market would exist for any newly-issued Post-Split Shares and whether any plan to raise capital through issuance and sale of new Post-Split Shares would be successful.

     The Company’s Old Shares are not admitted for trading on any recognized securities market system. The shares of beneficial interest of Wespac Investors Trust III (the predecessor of the Company) traded through the first quarter of 1998 on the National Association of Dealers Automatic Quotation System (“NASDAQ”). Since the cessation of trading on NASDAQ, there has been no established, independent trading market for the shares of Common Stock of the Company as the successor. Accordingly, there are presently no “market makers” which follow the Old Shares or offer to either purchase or sell any Old Shares. Following the implementation of the 1-for-10 reverse stock split, the Post-Split Shares may or may not be able to attract the interest of any market maker. If the interest of a market maker is attracted, it will be necessary to make certain filings with NASD Regulation, Inc. before any possibility of any trading availability exists or the possibility of any quotations being rendered on the “pink sheets” or “yellow sheets.” Because the Company’s performance is dependent upon a number of business and general economic factors which cannot be predicted with certainty, there can be no assurance that the financial requirements for admission into any active trading system will be attained at any future point in time.

     There can also be no assurance that any market price for the Post-Split Shares will develop after the effectuation of the 1-for-10 reverse share split. There are numerous other factors that affect market price and marketability of stock, some of which include the operating performance of the Company, the amount of income or losses, the underlying value of the assets of the Company and the Company’s operational expenses.

Exchange of Certificates

     On the effective date of the implementation of the 1-for-10 reverse stock split, each holder of a certificate or certificates which immediately prior to that date (the “Effective Date”) represented outstanding Old Shares (the “Old Certificates,” whether one or more) will be entitled to receive upon

PRELIMINARY MATERIAL

surrender of such Old Certificates to the Company’s Transfer Agent for cancellation a certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole Post-Split Shares into which and for which the Old Shares formerly represented by the Old Certificates so surrendered have been reclassified. However, it is not absolutely necessary that any holder surrender Old Certificates for exchange for New Certificates. From and after the Effective Date, all Old Certificates shall represent the right to receive New Certificates for the number of Post-Split Shares (including any round-up for a fractional share) to which the holder is entitled. The Company’s Transfer Agent will have available upon request the necessary materials and instructions to exchange the Old Certificates for New Certificates.

Absence of Dissenter’s Rights

     Stockholders have no right, under Nevada law, to dissent from the action resulting in the 1-for-10 reverse stock split.

Continued Informational Reporting Requirements

     The Old Shares are currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and, as a result, the Company is subject to the periodic reporting and other informational requirements of the Exchange Act. The 1-for-10 reverse stock split will not affect the registration of the Common Stock of the Company under the Exchange Act. After the Effective Date, the Post-Split Shares will continue to be registered under Section 12(g) of the Exchange Act.

Federal Income Tax Consequences

     The following description of federal income tax consequences of the 1-for-10 reverse stock split is based on the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. The discussion is for general information only and does not cover the consequences which may apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). All stockholders are urged to consult their own selection of tax advisers to determine the particular consequences to each of them of the 1-for-10 reverse stock split.

     The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the 1-for-10 reverse stock split. The Company however, believes that because the 1-for-10 reverse stock split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of the Company, the 1-for-10 reverse stock split will have the federal income tax effects described below:

     1. The exchange of Old Shares for Post-Split Shares should not result in recognition of gain or loss for federal income tax purposes on such exchange. In the aggregate, a stockholder’s basis in the Post-Split Shares will equal his basis in the Old Shares. A stockholder’s holding period for the Post-Split Shares will be the same as the holding period for the Old Shares exchanged therefor. Provided that

PRELIMINARY MATERIAL

        a stockholder held the Old Shares as a capital asset, the Post-Split Shares received in exchange therefor will also be held as a capital asset.

     2. As stockholders are not receiving cash in lieu of any fractional share interest, but instead are receiving a “round-up” to the next whole share, stockholders should not be treated as if the Company had redeemed any fractional share interest, and therefore, such event shall not result in any gain or loss recognition by such stockholder upon the occurrence of such event.

     3. The Company should not recognize gain or loss as a result of the reverse stock split.

Issuance of Certificates in Transfer Names

     If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered must be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange will be subject to customary charges for transfers of securities by the Transfer Agent and may, depending upon any state law requirements, need to pay any applicable transfer tax or establish to the satisfaction of the Transfer Agent that such taxes are not payable.

STATUS OF BUSINESS OPERATIONS

     Prior to January 1, 1997, the Company’s only business consisted of the management and operations of three motel properties in the Spokane, Washington area. Until June 30, 1998, the Company was engaged in the hospitality business (management and operation of three motel properties, one of which was ultimately exchanged for a residential property, and two of which were sold under a contract for deed). During the fiscal years ended December 31, 1998 and 1999, the Company, through subsidiaries, also engaged in property management (management of commercial real property, including retail centers, office buildings, industrial properties and hotels) and real estate brokerage (services in locating, leasing and purchasing real estate). Since October 1999, the Company and its subsidiaries have conducted no substantial business but have remained available to engage in property management and real estate brokerage activities.

     The Company’s subsidiaries available to engage in property management and real estate and brokerage activities were acquired in January 1997 and consisted of Carmel Realty, Inc., a Texas corporation (“Carmel”) and initially an 81.6% limited partnership interest (subsequently increased to 99%) in Carmel Realty Services, Ltd., a Texas limited partnership (“CRSL”), both of which were acquired for an aggregate purchase price of $22,500,000 paid by the issuance of 32,500 shares of Series A 8% Cumulative Preferred Stock with a liquidation value of $1,000 per share (the “Series A Preferred Stock”). The Series A Preferred Stock had the right to cumulative cash dividends of $80 per share, payment of $1,000 per share in the event of liquidation, plus cumulative dividends, but no right to conversion into any other securities, and no voting rights except as might be required by law. The general partner of CRSL is Basic Capital Management, Inc. (“BCM”). During 1998, the Company redeemed all of the Series A Preferred Stock in exchange for a reduction in receivables from the entity holding such Series A Preferred Stock, Syntek West, Inc. (“SWI”).

PRELIMINARY MATERIAL

     During the fiscal year ended December 31, 2003, Carmel had management income of $111,462, and CRSL had management income of $925,792. Effective May 1, 2004, the Company sold all of the issued and outstanding common stock of Carmel and the 99% limited partnership interest of CRSL for an aggregate sale price of $2,072,540 (a basis equivalent to a ten times capitalization of the management fees collected by Carmel and CRSL during 2003) to Regis Realty I LLC, a Texas limited liability company (“Regis”).

     With the sale of the subsidiaries available to engage in property management and real estate brokerage activities, the Company currently has no active business operations. Management of the Company is exploring alternatives, seeking to establish and/or acquire new business operations for the Company. Management has reviewed opportunities in the cable systems industry, switching industry, high-speed data and telephone operations, but no agreement or understanding presently exists to acquire any such business, and no assurance can be given that any operating enterprise will be acquired by the Company in the near future. Although discussions are continuing with the current owners of active business operations in various industries, Management cannot predict or give any assurance that any new business enterprise will be acquired by the Company at any time in the near future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

     The Company’s voting securities consist of shares of Common Stock, par value $0.01 per share. As of June 8, 2004, according to the stock transfer records of the Company and other information available to the Company, the following persons were known to the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock of the Company:

Amount and
Nature of
	Name and Address of Beneficial	Beneficial	Percent
Title of Class	Owner	Ownership	of Class
Common Stock, par value $0.01 per share	Nevada Sea Investments, Inc. 1800 Valley View Lane, Suite 300 Dallas, Texas 75234	7,928,208 Shares Owned of Record and and Beneficially	75%*

     As of June 8, 2004, according to the stock transfer records of the Company and other information available to the Company, each of the directors and executive officers of the Company and all present executive officers and directors as a group, beneficially owned the following shares:

*Based on 10,570,944 shares of Common Stock outstanding on June 8, 2004.

PRELIMINARY MATERIAL

Amount and
Nature of
	Name and Address of Beneficial	Beneficial	Percent
Title of Class	Owner	Ownership	of Class
Common Stock, par value $0.01 per share	Louis J. Corna 1800 Valley View Lane, Suite 300 Dallas, Texas 75234	None	None

Common Stock, par value $0.01 per share	Ken L. Joines 1755 Wittington Place, Suite 340 Dallas, Texas 75234	None	None

Common Stock, par value $0.01 per share	All Officers and Directors as a Group (two persons)	None	None

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors and Officers

     The business affairs of the Company are managed by, or under the direction of, the Board of Directors. The Board of Directors is responsible for the general investment policies of the Company and for such general supervision of the business of the Company conducted by its officers, agents, employees, advisors or independent contractors as may be necessary to ensure that such business conforms to policies adopted by the Board of Directors. Pursuant to Article III, Section 3.1 of the Bylaws of the Company, there shall not be less than three (3) nor more than fifteen (15) directors of the Company. The number of directors shall be determined from time to time by resolution of the directors, and the last fixing of that number of directors was at three (3) at the time of creation of the Company. The initial three directors were the three members of the Board of Trustees of Wespac Investors Trust III, the predecessor of the Company. The term of office of each director is one (1) year, and until the election and qualification of his or her successor. Directors may succeed themselves in office and are to be elected at the Annual Meeting of Stockholders or appointed by the Company’s incumbent Board of Directors.

     The current directors of the Company (both of whom are also executive officers) are listed below, together with their ages, all positions and offices with the Company, their principal occupation, business experience and directorship with other companies during the last five (5) years or more. Each of the following individuals was named as a director within the last twenty-four (24) months and was elected by the Board of Directors to fill a vacancy created by a prior resignation. None of the directors originally-named in the Articles of Incorporation of the Company filed December 19, 1996 are currently directors. A vacancy existed on the Board of Directors following the resignation effective March 1, 1997 of Georgie Liebelt. On April 5, 2001, F. Terry Shumate, a director from inception, resigned, creating a second vacancy. On February 1, 2002, acting in his capacity as the sole remaining director, Karl Blaha, then President and a director, elected Ronald E. Kimbrough to fill the vacancy created by the resignation of Georgie Liebelt and elected Ken L. Joines to fill the vacancy created by the resignation of F. Terry Shumate. Such action filled all three positions on the Board of Directors with Messrs. Kimbrough, Joines and Blaha. On February 7,

PRELIMINARY MATERIAL

2002, Karl L. Blaha resigned as a member of the Board of Directors and President of the Company. On May 31, 2004, Ronald E. Kimbrough resigned as a director of the Company, and Ken L. Joines acting in his capacity as the sole remaining director elected Louis J. Corna as a director of the Company effective June 1, 2004 to serve with Ken L. Joines resulting in one vacancy remaining on the Board of Directors. Corna was also elected Vice President and Treasurer, and Joines has been elected Vice President and Secretary on June 1, 2004.

Name	Age	Position with the Company
Louis J. Corna	56	Vice President, Treasurer and Director

Ken L. Joines	36	Vice President, Secretary and Director

     Louis J. Corna is Executive Vice President, General Counsel/Tax Counsel and Secretary (since February 2004), Executive Vice President (October 2001 to February 2004), Executive Vice President and Chief Financial Officer (June 2001 to October 2001) and Senior Vice President — Tax (December 2000 to June 2001) of Income Opportunity Realty Investors, Inc. (“IOT”), Transcontinental Realty Investors, Inc. (“TCI”), American Realty Investors, Inc. (“ARL”) and Basic Capital Management, Inc. (“BCM”), Prime Income Asset Management, Inc. (“PIAMI”) and Prime Income Asset Management, LLC (“Prime”); Private Attorney (January 2000 to December 2000); Vice President — Taxes and Assistant Treasurer (March 1998 to January 2000) of IMC Global, Inc.; Vice President — Taxes (July 1991 to February 1998) of Whitman Corporation. IOT has a class of securities listed and traded on the American Stock Exchange, Inc. and TCI and ARL each has a class of equity securities listed and traded on the New York Stock Exchange, Inc.

     Ken L. Joines is Vice President, Secretary and Treasurer (since March 2001) and a director (since April 2001) of Syntek West, Inc. (“SWI”), an administrative services company and the advisor to IOT; since September 1998, Mr. Joines has been the owner/operator of Joines & Associates, a financial consulting contractor, and a sub-contractor of Whitson Management Group; Mr. Joines was a financial consultant (1996 to 1998) of Whitson Financial/Whitson Management Group. Mr. Joines has also been a director of IOT since July 2003.

     There are no family relationships among the directors or executive officers of the Company.

Meetings and Committees of Directors; Code of Ethics for Senior Financial Officers

     The Company’s Board of Directors acted upon ten matters by unanimous written consent since December 1996 and has held no formal meetings. The Board of Directors has no standing audit, nominating or compensation committee.

     The Board of Directors adopted on February 23, 2004 a Code of Ethics for Senior Financial Officers that applies to the principal executive officer, president, principal financial officer, chief financial officer, principal accounting officer and controller. The Company does not have a website, but a copy of such document may be obtained by written request to the Secretary of the Company at First Equity Properties, Inc., 1800 Valley View Lane, Suite 300, Dallas, Texas 75234.

PRELIMINARY MATERIAL

Compliance with Section 16(a) of the Exchange Act

     Under the securities laws of the United States, the Company’s directors, executive officers and any person holding more than ten percent (10%) of the Company’s shares of common stock are required to report their ownership of the Company’s shares and any changes in ownership to the Commission. Specific due dates for these reports have been established, and the Company is required to report any failure to file by that date. All of the filing requirements were satisfied by the Company’s directors, executive officers and ten percent (10%) holders during 2003. In making these statements, the Company has relied upon the written representations of the directors and executive officers and its ten percent (10%) holders, and copies of the reports that they filed with the Commission, both with respect to the predecessor of the Company and the Company.

Executive Compensation

     Neither the executive officers nor directors received salaries or other cash compensation from the Company or its predecessor for acting in such capacity during the two years ended December 31, 2003, in an amount required to be disclosed under this item. The only director or executive officer who received salary compensation from the Company or its predecessor was Georgie Liebelt whose compensation until his resignation effective March 1, 1997, was $59,000 per year, plus a $6,000 per year car allowance. The Company has no retirement, annuity or pension plan covering its directors or executive officers.

Certain Relationships and Related Transactions

     On June 25, 1996, in connection with the Confirmed Plan of Reorganization, the Company received an advance of funds from Nevada Sea Investments, Inc. (“Nevada Sea”) in the amount of $250,000 unsecured and bearing interest at the rate of 8% per annum. Subsequent to the initial advance, Nevada Sea Investments, Inc. and/or its affiliates, have advanced an additional $2,391,552 to the Company under the same terms and conditions. During 1999, the Company paid all amounts advanced, together with interest at the rate of 8% per annum.

     Effective January 1, 1997, the Company acquired from SWI, all of the issued and outstanding stock of Carmel and an 81.6% limited partnership interest in CRSL, for an aggregate purchase price of $22,500,000 which was paid by the issuance of 32,500 shares of Series A Cumulative Preferred Stock with a liquidation value of $1,000 per share. Carmel and CRSL were and are providers of management and brokerage services in the real estate industry. Carmel and CRSL at one time provided services primarily to four publicly-traded real estate entities through September 30, 1999, and received fees based upon gross rents collected on properties under management contracts. Effective January 1, 2001, the Company acquired from another one of the partners in CRSL a 17.4% partnership interest which increased the Company’s partnership interest in CRSL to a 99% limited partnership interest. BCM is the general partner of CRSL. During 1998, the Company redeemed all of the Series A Preferred Stock in exchange for a reduction in receivables from SWI. Effective May 1, 2004, the Company sold all of the issued and outstanding common stock of Carmel and the 99% limited partnership interest of CRSL for an aggregate sale price of $2,072,540 (a basis equivalent to a ten cap of the management fees collected by Carmel and CRSL during 2003) to Regis.

PRELIMINARY MATERIAL

     Effective January 1, 1997, the Company contracted with Regis Management Corporation, then a subsidiary of Carmel, to manage the day-to-day operations of the former Spokane properties for 5% of the gross revenues from the Spokane properties. Such management arrangement ceased at the time of disposition of the Spokane properties during June 1998.

     Effective June 1, 1997, the Company sold a 90-room Roadway Inn located at W. 4301 Sunset Boulevard, Spokane, Washington, to Georgie Liebelt. At the time of the sale, the Company paid off the underlying debt secured by the property sold. Ms. Liebelt was appointed a trustee of Wespac Property Investors Trust III in January 1994, and served in that capacity until the implementation of the Confirmed Plan of Reorganization. She was an initial director of the Company and Regional Director for the Company, responsible for all operations involving the hotel properties located in Spokane, Washington. Ms. Liebelt resigned as a director effective March 1, 1997. The purchase price of the Roadway Inn was $1,475,000 paid by delivery of a promissory note from Spokane House, Inc. (a Washington corporation wholly-owned by Georgie Liebelt), secured by a deed of trust covering the property and a security interest in all related personal property. Such note bore interest at 5% per annum for the period from June 1, 1997 to June 1, 1998, and was increased by 1% per annum until it reached 9% for the period from June 1, 2001 to July 10, 2002. At the time of maturity of the note, Spokane House, Inc. was to be obligated to pay the lesser of (i) the total of the unpaid principal and interest due on the note, or (ii) the appraised value of the property as of June 1, 2002. In addition, the Company loaned to Spokane House, Inc. $160,000 to fund needed renovations on the property. Commencing March 1, 1997, Spokane House, Inc. became the operator of the property, retaining all income and paying all expenses relating to the operation of the property. In January 1998, the Company foreclosed on the property following a failure of performance on the promissory note, and wrote-off the $160,000 loan. The Company exchanged the property in June 1998 for a residential property in Coeur d’Alene, Idaho (since sold).

WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document filed at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov/. Included in the information available is audited financial statements of the Company in comparative form as of December 31, 2003 and 2002 which are contained in the Company’s Form 10-K for the fiscal year ended December 31, 2003 (the “2003 Form 10-K”) to the SEC. Neither the 2003 Form 10-K nor the financial statements contained in it are to be considered part of any solicitation. At the end of this Information Statement is information on how to obtain a copy of the 2003 Form 10-K if desired. It is also available on the SEC’s website.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

     Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Company at 1800 Valley View Lane, Suite 300, Dallas, Texas 75234. Any communication should clearly specify it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, the recipient of the communication will review such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the

PRELIMINARY MATERIAL

reviewer, deals with the functions of the Board of Directors, or that the reviewer otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to the members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Board of Directors. The Board of Directors consists of only two individuals at this time, and accordingly, no standing audit, nominating or compensation committees exist.

NO SOLICITATION OF PROXIES

     This Information Statement is furnished to stockholders pursuant to the requirements of Section 14(c) under the Exchange Act to report action taken by written consent of one certain stockholder. No action is required upon the part of any other stockholder, and no proxy is being solicited. The cost of this Information Statement will be borne by the Company.

     COPIES OF FIRST EQUITY PROPERTIES, INC.’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 ON FORM 10-K ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO FIRST EQUITY PROPERTIES, INC., 1800 VALLEY VIEW LANE, SUITE 300, DALLAS, TEXAS 75234, ATTN: INVESTOR RELATIONS.

Dated June 10, 2004.	By order of the Board of Directors,
	By:	/s/ Ken L. Joines
Ken L. Joines, Secretary

PRELIMINARY MATERIAL

APPENDIX I

FIRST EQUITY PROPERTIES, INC.

WRITTEN CONSENT OF STOCKHOLDERS

JUNE 8, 2004

     Pursuant to the authority contained in Section 78.320 of the Nevada Revised Statutes, the undersigned, being the holders of shares of Common Stock of FIRST EQUITY PROPERTIES, INC., a Nevada corporation, having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on such action were present and voted, do hereby adopt the following recitals and resolutions with the same force and effect as though adopted at a Special Meeting of said stockholders duly-called and held:

     WHEREAS, the Board of Directors has reviewed and recommended to the stockholders in accordance with NRS 78.2055, a 1-for-10 reverse stock split of the shares of Common Stock, par value $0.01 per share, of the Corporation without any change in the par value thereof and without any reduction in the authorized number of shares of Common Stock of the Corporation pursuant to the Articles of Incorporation;

     WHEREAS, the undersigned stockholder which holds approximately 75% of the issued and outstanding shares of Common Stock of the Corporation has determined that the approval of such 1-for-10 reverse stock split on the terms recommended by the Board of Directors to be in the best interest of the Corporation, and the holders of shares of Common Stock of the Corporation;

     NOW, THEREFORE, BE IT RESOLVED that the undersigned stockholders of First Equity Properties, Inc., being the holders of shares of Common Stock, par value $0.01 per share, do hereby approve and ratify upon the effective date described below (the “Effective Date”),

     (i) a reverse split on a 1-for-10 basis of the shares of Common Stock, par value $0.01 per share (the “Shares”), without any adjustment to the par value per Share, and without any reduction in the authorized number of Shares of Common Stock at such par value which shall remain at 40,000,000 Shares of Common Stock, and

     (ii) that each Share of Common Stock issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”) shall

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automatically and without any action on the part of the holder thereof, be reclassified as and changed into one-tenth (1/10) of a Share of the Corporation’s Common Stock, par value equal to the par value of the Old Common Stock (the “New Common Stock”), subject to the treatment of any fractional share interest as described below, and

     (iii) further that each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding Shares of the Old Common Stock (the “Old Certificates,” whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation’s Transfer Agent for cancellation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole Shares of New Common Stock into which and for which the Shares of Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof, and

     (iv) from and after the Effective Date, all Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof, and no certificate or script representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote or to any rights of a stockholder of the Corporation, but a holder of Old Certificates shall receive, in lieu of any fraction of a Share of New Common Stock to which the holder would otherwise be entitled, a single, whole Share of New Common Stock on a “round-up” basis, therefore, without regard to any price thereof, it being intended that in lieu of any fractional share interest that the holder thereof receive one Share of New Common Stock even in the instance where, by virtue of the reverse stock split, the holder thereof would only be entitled to a one-tenth of a fractional share, such one-tenth share shall be and become equal to one whole Share, and

     (v) further, if any New Certificate is to be issued in the name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable and shall pay to the Transfer Agent any reasonable expense charged by such Transfer Agent for a share certificate transfer, and

     (vi) from and after the Effective Date, the amount of capital represented by the Shares of New Common Stock into which and for the Shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the Shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law, and

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     (vii) the “Effective Date” shall be the last to occur of (i) the last trading Friday of June 2004 after the date on which approval has occurred by the undersigned stockholders of the recommended action which is June 25, 2004, or (ii) the last day of any required waiting period mandated by the procedure under Rule 14c-2(b) under the Securities Exchange Act of 1934, in which event, the “Record Date” shall be June 25, 2004; and be it

     FURTHER RESOLVED, that all of the directors and officers of and counsel for this Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of this Corporation to take such actions as may be necessary or appropriate to carry out the purposes and intent of the foregoing resolutions, including, but not limited to, the execution and delivery of such certificates, documents and instruments as may be necessary or appropriate to reflect the reverse stock split of the Common Stock and to file or cause to be filed with such regulatory authorities as may be necessary such information and required forms as may be necessary or appropriate to report such action.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the 8th day of June, 2004.

NEVADA SEA INVESTMENTS, INC.
By:	/s/ Louis J. Corna
Louis J. Corna, Vice President and
Secretary

(Holder of 7,928,208 shares of Common Stock which comprises 75% of the 10,570,944 shares issued and outstanding)

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